UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2014

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2014, Hampton Hotel Associates LLC (“Borrower”) and Sotherly Hotels LP (formerly MHI Hospitality, L.P.), as guarantor, each a direct or indirect subsidiary of Sotherly Hotels Inc. (the “Company”), entered into a Fifth Amendment to Commitment Letter and other loan documents (collectively, the “Loan Documents”) to extend the maturity date (the “Extension”) of the approximate $5,807,500 mortgage (the “Mortgage Loan”) on the Crowne Plaza Hampton Marina hotel property (the “Property”) with TowneBank (“Lender”), from June 30, 2014 to June 30, 2016 (the “Extension Period”).

During the Extension Period, and pursuant to the Loan Documents:

•	the interest rate applicable to the Mortgage Loan will be fixed at 5.0% per annum; and

•	Borrower will pay to Lender monthly principal payments in the amount of $83,000 plus accrued unpaid interest.

In order to effect the Extension, and pursuant to the Loan Documents, Borrower paid to Lender:

•	an extension fee in the amount of $25,000; and

•	a principal payment in the amount of $800,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

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